Exhibit 99.1

Hoku Scientific Reports Second Quarter Fiscal Year 2010 Results

Hoku Scientific, Inc. (NASDAQ: HOKU), a materials science company focused on clean energy technologies, today announced its financial results for the second quarter ended September 30, 2009 and provided a general update on its business.

Financial Results

Revenue for the quarters ended September 30, 2009 and 2008 was $1.5 million and $1.9 million, respectively, derived primarily from photovoltaic, or PV, system installation and related service contracts. As of September 30, 2009 and March 31, 2009 deferred revenue of $12,000 and $784,000, respectively, was attributable to PV system installations and related service contracts.

Net loss, computed in accordance with U.S. generally accepted accounting principles, or GAAP, for the quarter ended September 30, 2009 was $1.2 million, or $0.06 per diluted share, compared to $1.4 million, or $0.07 per diluted share, for the same period in fiscal 2009.

Non-GAAP net loss, which excludes the effect of stock-based compensation, for the quarter ended September 30, 2009 was $959,000, or $0.05 per diluted share, compared to $1.1 million, or $0.05 per diluted share, for the same period in fiscal 2009. Non-GAAP net loss for the quarters ended September 30, 2009 and 2008 excludes non-cash stock-based compensation of $272,000 and $260,000, respectively. The accompanying schedules provide a reconciliation of net loss per share computed on a GAAP basis to net loss per share computed on a non-GAAP basis.

Dustin Shindo, chairman, president and chief executive officer of Hoku Scientific, said, "With the recent announcement of our financing agreement with Tianwei, we have successfully identified sufficient funding to complete construction of our polysilicon manufacturing plant in Pocatello, Idaho, to the point where we can commence our first shipments to our customers."

Describing the Company's current shipment timeline, Mr. Shindo continued, "We expect to ramp up our construction efforts in this fourth calendar quarter, and are making all preparations to conduct reactor demonstration testing in December. In order to allow sufficient time for our production to reach commercial product specifications, we now expect to make the first commercial deliveries of Hoku-manufactured polysilicon to our current customers in the first quarter of calendar year 2010. From there, we will continue ramping up production until we reach our full, planned capacity of 4,000 metric tons per year, which we expect to occur in the second half of calendar year 2010."

The Company asserted that it would need to identify approximately $71 million in additional funding to complete construction and reach its planned full production capacity of 4,000 MT/year, but clarified that it intended to delay any such subsequent financing until it had made initial shipments to its current customers in the first quarter of calendar 2010. Hoku said that although Tianwei had provided commitments to assist in securing the remaining funds, the Company expected to complete this subsequent financing through a combination of prepayments from new customers, through other debt sources, or possibly through U.S. Federal loan guarantees and other qualified renewable energy incentive programs.

"In light of these developments, we are extremely pleased to be focused again on execution. Having established a clear path forward, we expect our financing progress will not only benefit our polysilicon business, but that it will have a healthy effect on our PV systems integration business as well," concluded Mr. Shindo. "By removing financing uncertainty and strategically aligning ourselves with Tianwei, we have both materially strengthened our presence in the global solar industry, and added real value for our customers in Hawaii."

Business Updates

Hoku Materials Polysilicon Plant Update

Commenting on the Company's polysilicon subsidiary, Hoku Materials, Inc., Mr. Shindo said, "As announced previously, in September we entered into a definitive agreement providing for a majority investment in Hoku by one of our polysilicon customers, Tianwei New Energy Holdings Co., Ltd. The transaction, which features debt financing by Tianwei through China Construction Bank for the construction and development of our polysilicon production facility in Pocatello, Idaho, is expected to close by the end of October 2009."

According to the terms of the financing agreement, Tianwei will enter into a loan agreement with Hoku providing for $50 million in debt financing, of which $20 million is expected in November 2009, with the remaining $30 million expected in December 2009. In addition, Tianwei committed to assist Hoku in obtaining any additional financing that Hoku may require to fully construct and operate its polysilicon facility.

In exchange for this consideration, Hoku will convert $50 million of Tianwei's aggregated $79 million in secured prepayments into shares of Hoku's common stock at closing. This will represent approximately 60% of Hoku's fully-diluted voting shares. Hoku will also provide Tianwei with warrants for an additional 10 million share of Hoku's common stock. The $79 million in deposits were previously paid by Tianwei to Hoku according to the terms of the polysilicon supply agreements in place between the two companies. The remaining $29 million in prepayments will be offset over time against shipments of polysilicon by Hoku to Tianwei.

Conditioned on the closing of the transaction, Hoku also agreed to modify its shipping terms to Tianwei, accepting an 11% price reduction in exchange for an agreement by Tianwei that would allow Hoku to ship product to all of its other existing customers before making its initial product deliveries to Tianwei. Hoku clarified that this reduction was roughly equivalent to the $50 million of Tianwei's prepayments which are to be converted to equity in the transaction. Accordingly, since Hoku would no longer be obligated to offset that amount against future invoices for polysilicon shipments, the Company explained that the price reduction would, therefore, have only a negligible effect on the net amount of cash payments to be received from Tianwei as payment for future polysilicon shipments.

Hoku had previously reported that it had arrived at an agreement with J.H. Kelly, the project's General Contractor, which established clear milestones for resuming work upon closing of any eventual financing. The companies also agreed on the outline of an accelerated project construction schedule, revising the timeline to completion.

Hoku confirmed that the onsite ramp-up had already begun. "Construction at the plant recommenced in earnest in October," said Mr. Shindo. "In the coming weeks, we expect the construction workforce to expand to more than 100 full-time personnel. Though we will initially focus on completing the systems required to conduct the reactor testing planned for this quarter, we expect to quickly resume progress on nearly all non-TCS areas of the plant. During the construction slow-down over the past few months, J.H. Kelly's onsite team invested time and planning into preparing multiple work-fronts for the eventual resumption of construction. This will ensure the most rapid progress possible across all areas of the plant."

Polysilicon Plant Financing Update

Hoku Materials continues to estimate that it will cost approximately $390 million to engineer, procure and construct its polysilicon production plant. The estimate reflects its discussions with vendors, declining costs of materials and labor, and ongoing adjustments of certain design elements; however, changes in costs, modifications in construction timelines, and other factors could increase the actual costs. As of September 30, 2009, construction-in-progress for the project was $262 million.

Hoku had received $115 million in prepayment deposits from its current customers as of September 30, 2009, excluding the $50 million prepayment from Tianwei that will be converted into equity. All customers are current on their prepayment obligations, with the exception of Solarfun Power Hong Kong Limited (Solarfun), which is past due on $15 million in prepayments that were to have been paid between July and October, 2009. In addition, the Company has granted waivers, until November 15, 2009, for Wealthy Rise International, Ltd. (Solargiga) to make its $9.9 million of prepayments that had been originally scheduled for payment between June and October, 2009. The Company is in discussions with Solarfun and Solargiga, respectively, regarding the timing of when these unpaid amounts will be paid.

Upon the expected closing of the Tianwei transaction and conversion of Tianwei's $50 million in prepayments into equity, Hoku's customers will have committed to make $178 million in contractual prepayments, including the $115 million that has been paid to date. In addition, Hoku has contributed $41 million of its available cash. Thus, considering Tianwei's $50 million in converted equity and the $50 million in debt financing expected in November and December 2009, and assuming that all of Hoku's customers meet their future prepayment commitments in full, Hoku will have secured approximately $319 million in financing, leaving a funding gap of $71 million. The Company expects to fill this gap with additional debt financing, prepayments from new customers, or possibly from U.S. Federal loan guarantees and other qualified renewable energy incentive programs.

"With Tianwei's declaration to assist us in securing the remaining funds, we do not plan to commit to a particular strategy for the final tranche of financing until we have begun commercial operations," said Mr. Shindo. "Because the plant is expected to be operational by the time we need to secure these funds, we believe we will have a wide range of available financing choices, including, possibly, Federal loan guarantees and other qualified renewable energy incentive programs."

Hoku Solar Update

The Company's wholly owned subsidiary, Hoku Solar, Inc., markets, sells and installs turnkey photovoltaic, or PV, power systems in Hawaii.

Commenting on Hoku Solar, Mr. Shindo said, "During the second quarter of fiscal 2010, Hoku Solar completed roof-mounted PV installations for customers on Oahu and Hawaii Island, and completed the first full quarter of operations for the seven PV systems installed on Hawaii Department of Transportation (HDOT) facilities throughout the state. In aggregate, the HDOT systems were performing at 99% of projected output, which includes some downtime for system commissioning."

"Hoku Solar continues working to expand our project pipeline," said Mr. Shindo. "Conditions for market expansion continue to improve in Hawaii, with the recent announcement of a tiered feed-in-tariff rate structure that contemplates an off-take rate for large-scale generating facilities throughout the state. This, plus the refundable State Energy Tax Credit creates a very favorable opportunity for distributed solar generating facilities, a market which we will continue to aggressively explore."

Summary

Mr. Shindo summarized the Company's progress saying, "Thanks to the support of our vendors, partners, and customers, we are on a clear path to polysilicon production in Pocatello, and we have been able to refocus our efforts in all of our business units. Considering this, along with the broader signs of improvement in the solar industry — including an incremental strengthening of demand in solar and a stabilizing of polysilicon market prices — we believe we are well-positioned to bring our solar industry strategy to fruition."

Conference Call Information

Hoku Scientific has scheduled a conference call on Thursday, October 22, 2009 at 5:00 p.m., Eastern Time, to discuss results for the Company's second quarter fiscal year 2010 ended September 30, 2009 and the Company's business outlook. All interested parties are invited to call-in. To participate, please call (719) 325-4907. A live webcast can also be accessed by going directly to the Company's web site at www.hokucorp.com and selecting the conference call link on the home page. A playback of the webcast will be available on the Company's website until the Company's conference call to discuss its financial results for its third quarter fiscal year 2010.

About Hoku Scientific, Inc.

Hoku Scientific (NASDAQ: HOKU) is a diversified clean energy technologies company with three business units: Hoku Materials, Hoku Solar and Hoku Fuel Cells. Hoku Materials plans to manufacture, market and sell polysilicon for the solar market from its plant currently under construction in Pocatello, Idaho. Hoku Solar markets and installs turnkey photovoltaic systems and related services in Hawaii. Hoku Fuel Cells has developed proprietary fuel cell membranes and membrane electrode assemblies for stationary and automotive proton exchange membrane fuel cells. For more information visit www.hokucorp.com.

Hoku, Hoku Solar, and the Hoku Scientific logo are trademarks of Hoku Scientific, Inc., and Hoku Materials is the trademark of Hoku Materials, Inc., all rights reserved. All other trademarks, trade names and service marks appearing in this press release are the property of their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements that involve many risks and uncertainties. These statements relate to Hoku Scientific's ability to consummate the transaction with Tianwei; Hoku Scientific's (including Hoku Materials') ability to secure additional financing necessary to complete its planned polysilicon production facility in Pocatello, Idaho; Hoku Scientific's ability to raise additional cash to provide the Company with sufficient liquidity to continue as a going concern; Hoku Scientific's (including Hoku Materials') ability to receive customer prepayments based on agreed-upon schedules and contingent upon meeting certain milestones, if at all, under its current polysilicon supply agreements; Hoku Scientific's (including Hoku Materials') ability to secure additional long-term polysilicon supply customers and customer prepayments; Hoku Scientific's (including Hoku Materials') ability to secure funding from Federal loan guarantees and other qualified renewable energy incentive programs; Hoku Scientific's (including Hoku Materials') ability to meet its commitments under certain supply agreements to deliver polysilicon; Hoku Scientific's (including Hoku Materials') ability to complete a reactor demonstration in the fourth calendar quarter of 2009, and to commence first customer shipments in the first calendar quarter of 2010; Hoku Scientific's (including Hoku Materials' and Hoku Solar's) future financial performance; Hoku Scientific's (including Hoku Materials' and Hoku Solar's) business strategy and plans; and objectives of management for future operations.. In some cases, you can identify forward-looking statements by terms such as "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," "will," "would" and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Hoku Scientific's actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements. In evaluating these statements, you should specifically consider the risks described in Hoku Scientific's respective filings with the Securities and Exchange Commission, as applicable. Except as required by law, Hoku Scientific assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Information

To supplement Hoku Scientific's financial statements presented on a GAAP basis, the Company uses non-GAAP measures of net loss and net loss per share, which are each adjusted to exclude expenses relating to non-cash stock-based compensation, which the Company believes is appropriate to enhance an overall understanding of its past financial performance and its future prospects. As the Company uses SFAS No. 123(R) to calculate its non-cash stock-based compensation expense, it believes that it is useful to investors to understand how the expenses associated with the application of SFAS No. 123(R) are reflected on its statements of operations. The Company further believes that where the adjustments used in calculating non-GAAP net loss and non-GAAP net loss per share are based on specific, identified charges that impact different line items in the statements of operations (including cost of service and license revenue, and sales, general and administrative expense), it is useful to investors to know how these specific line items in the statements of operations are affected by these adjustments. For its internal budgets and forecasting, the Company uses financial statements that do not include non-cash stock-based compensation expense. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net loss or net loss per share prepared in accordance with GAAP. Whenever the Company uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

HOKU SCIENTIFIC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2009	2008	2009	2008
Service and license revenue	$1,498	$1,638	$1,572	$3,824
Product revenue	—	232	—	254
Total revenue	1,498	1,870	1,572	4,078

Cost of service and license revenue(1)	1,410	1,320	1,424	2,812
Cost of product revenue	—	176	—	208
Total cost of revenue	1,410	1,496	1,424	3,020

Gross margin	88	374	148	1,058

Operating expenses:
Selling, general and administrative (1)	1,539	1,060	2,604	2,304
Total operating expenses	1,539	1,060	2,604	2,304

Loss from operations	(1,451)	(686)	(2,456)	(1,246)

Interest and other income (loss)	217	(687)	302	51

Net loss	(1,234)	(1,373)	(2,154)	(1,195)
Net loss attributable to noncontrolling interest	(3)	—	(18)	—

Net loss attributable to Hoku Scientific, Inc.	$(1,231)	$(1,373)	$(2,136)	$(1,195)

Basic net loss per share attributable to Hoku Scientific, Inc.	$(0.06)	$(0.07)	$(0.10)	$(0.06)

Diluted net loss per share attributable to Hoku Scientific, Inc.	$(0.06)	$(0.07)	$(0.10)	$(0.06)

Shares used in computing basic net loss per share	21,018,162	20,454,235	21,012,129	19,933,107

Shares used in computing diluted net loss per share	21,018,162	20,454,235	21,012,129	19,933,107

(1) Includes stock-based compensation as follows:
Cost of service and license revenue	$3	$3	$7	$7
Selling, general and administrative	269	257	428	721

HOKU SCIENTIFIC, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30, 2009 (unaudited)	March 31, 2009
Assets
Cash and cash equivalents	$9,111	$17,383
Inventory	302	1,549
Accounts receivable	102	420
Costs of uncompleted contracts	667	108
Other current assets	491	226
Total current assets	10,673	19,686
Property, plant and equipment, net	267,689	204,525
Total assets	$278,362	$224,211
Liabilities and Equity
Accounts payable and accrued expenses	$60,596	$38,191
Deferred revenue	12	784
Deposits- Hoku Solar	—	158
Deposits- Hoku Materials	6,194	375
Other current liabilities	223	446
Total current liabilities	67,025	39,954
Long-term debt (Deposits-Hoku Materials)	158,806	133,625
Total liabilities	225,831	173,579
Commitments and Contingencies
Equity:
Preferred stock, $0.001 par value. Authorized 5,000,000 shares; no shares issued and outstanding as of September 30, 2009 and March 31, 2009.	—	—
Common stock, $0.001 par value. Authorized 100,000,000 shares; issued and outstanding 21,397,078 and 21,092,079 shares as of September 30, 2009 and March 31, 2009. respectively.	21	21
Additional paid-in capital	66,208	65,780
Accumulated deficit	(17,305)	(15,169)
Total Hoku Scientific, Inc. shareholders’ equity	48,924	50,632
Noncontrolling interest	3,607	—
Total equity	52,531	50,632
Total liabilities and equity	$278,362	$224,211

HOKU SCIENTIFIC, INC.

Reconciliations from GAAP Net Loss and GAAP Net Loss per share to Non-GAAP Net Loss and Non-GAAP Net Loss per share
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended Sept 30,		Six Months Ended Sept 30,
	2009	2008	2009	2008
GAAP net loss attributable to Hoku Scientific Inc.	$(1,231)	$(1,373)	$(2,136)	$(1,195)
Stock-based compensation expense	272	260	435	728

Non-GAAP net loss attributable to Hoku Scientific Inc.	$(959)	$(1,113)	$(1,701)	$(467)

GAAP basic net loss per share attributable to Hoku Scientific, Inc.	$(0.06)	$(0.07)	$(0.10)	$(0.06)
Basic stock-based compensation expense per share	0.01	0.02	0.02	0.04

Non-GAAP basic net loss per share attributable to Hoku Scientific, Inc.	$(0.05)	$(0.05)	$(0.08)	$(0.02)

GAAP diluted net loss per share attributable to Hoku Scientific, Inc.	$(0.06)	$(0.07)	$(0.10)	$(0.06)
Diluted stock-based compensation expense per share	0.01	0.02	0.02	0.04

Non-GAAP diluted net loss per share, attributable to Hoku Scientific, Inc.	$(0.05)	$(0.05)	$(0.08)	$(0.02)

CONTACTS for Hoku:

Hoku Scientific

Tel: 808-682-7800

ir@hokucorp.com